040102

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20110663599-12
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 09/12/2011 4:42 AM
	Entity Number E0508532011-3

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: SAN WEST, INC.

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: Name

☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

SOUTHWEST BUSINESS SERVICES, LLC
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

701 N. GREEN VALLEY PKWY #200 — HENDERSON — Nevada 89074
Street Address — City — Zip Code

Mailing Address (if different from street address) — City — Nevada — Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 310,000,000 — Par value per share: $ 0.001 — Number of shares without par value: 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) FRANK DRECHSLER
Name
21316 SEASPRITE CIR — HUNTINGTON BEACH — CA — 92646
Street Address — City — State — Zip Code

2)
Name
Street Address — City — State — Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:
ALL LEGAL PURPOSES.

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

FRANK DRECHSLER
Name
X [signature]
Incorporator Signature
21316 SEASPRITE CIR. — HUNGTINGTON BEACH — CA — 92646
Address — City — State — Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X J Calabrese Manager Southwest Bus Serv. — Date 9-8-11
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION
OF SAN WEST, INC.

ARTICLE I

The name of the Corporation is San West, Inc.

ARTICLE II

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Nevada Revised Statutes other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the Nevada Revised Statutes.

ARTICLE III

This Corporation is authorized to issue two classes of shares to be designated respectively common stock ("Common Stock") and preferred stock ("Preferred Stock"). The total number of shares of capital stock which the Corporation shall have authority to issue is three hundred ten million (310,000,000) shares, of which three hundred million (300,000,000) shares shall be Common Stock with a par value of $0.001 per share, and ten million (10,000,000) shares shall be Preferred Stock with a par value of $0.001 per share. The Board of Directors of the Corporation is hereby authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter, for each such series, such powers, designations, preferences and relative participating, optional or other rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series and as may be permitted by the Nevada Revised Statutes.

ARTICLE IV

(A) The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

(B) This Corporation is authorized to indemnify agents of this Corporation, including without limitation, directors and officers, whether by bylaw, agreement or otherwise, to the fullest extent permissible under Nevada Law.

IN WITNESS WHEREOF, *I* hereunder set my hand this 23rd day of August 2011, hereby declaring and certifying that the facts stated hereinabove are true.

San West, Inc.

By: ______________________________
Frank Drechsler, President, on behalf
of San West, Inc.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **SAN WEST, INC.**, did on September 12, 2011, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on September 13, 2011.

ROSS MILLER
Secretary of State

Certified By: Greg Devaul
Certificate Number: C20110913-0525
You may verify this certificate
online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

140301

Filed in the office of	Document Number 20110663604-99
Ross Miller Secretary of State State of Nevada	Filing Date and Time 09/12/2011 4:42 AM
	Entity Number E0508532011-3

Articles of Conversion
(PURSUANT TO NRS 92A.205)

Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion
(Pursuant to NRS 92A.205)

1. Name and jurisdiction of organization of constituent entity and resulting entity:

SAN WEST, INC.
Name of constituent entity

CALIFORNIA — Jurisdiction

CORPORATION — Entity type *

and,

SAN WEST, INC.
Name of resulting entity

NEVADA — Jurisdiction

CORPORATION — Entity type *

2. A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3. Location of plan of conversion: (check one)

- ☐ The entire plan of conversion is attached to these articles.
- ☒ The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.
- ☐ The complete executed plan of conversion for the resulting domestic limited *partnership is* on file at the records office required by NRS 88.330.

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust .

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Conversion
(PURSUANT TO NRS 92A.205)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

4. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn:

c/o.

5. Effective date of conversion (optional) (not to exceed 90 days after the articles are filed pursuant to NRS 92A.240)*

6. Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

SAN WEST, INC.

Name of *constituent* entity

X [signature] PRESIDENT 3/22/2011

Signature Title Date

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. **This statement must be included within the resulting entity's articles.**

FILING FEE: $350.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

SOUTHWEST BUSINESS SERVICES, LLC
701 N GREEN VALLEY PKWY SUITE 200-258
HENDERSON, NV 89074

Job:C20110913-0525
September 13, 2011

Special Handling Instructions:
CONVERT IN NF EMAIL GBD 9/13/11

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Articles of Incorporation	20110663599-12	9/12/2011 4:42:52 AM	1	$275.00	$275.00
Convert In	20110663604-99	9/12/2011 4:42:52 AM	1	$350.00	$350.00
24 Hour Expedite Service			1	$125.00	$125.00
Total					$750.00

Payments

Type	Description	Amount
Check	Check #3223	$750.00
Total		$750.00

Credit Balance: $0.00

Job Contents:

Corp Charter(s):	1
ILO-ALO Profit(s):	1
File Stamped Copy(s):	2

SOUTHWEST BUSINESS SERVICES, LLC
701 N GREEN VALLEY PKWY SUITE 200-258
HENDERSON, NV 89074